As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-0883144
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

373 Inverness Parkway

Suite 206

Englewood, Colorado 80112

(720) 437-6580

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joshua R. Disbrow

Chief Executive Officer

373 Inverness Parkway

Suite 206

Englewood, Colorado 80112

Telephone: (720) 437-6580

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Marcelle Balcombe, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 (212) 930-9700	Anthony J. Marsico, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-222994

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Class A Units consisting of:	$	___	$	___
(i) Common Stock, par value $0.0001 per share
(ii) Warrants to purchase Common Stock
Class B Units consisting of	$	___	$	__
(i) Series B Convertible Preferred Stock, par value $0.0001 per share
(ii) Warrants to purchase Common Stock
(iii) Common Stock issuable upon conversion of the Series B Convertible Preferred Stock
Common Stock issuable upon exercise of warrants		___		__
Total		5,060,000		629.97

(1) Represents only the additional dollar amount of securities being registered and includes the additional dollar amount of securities that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-222994).

(2) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional securities of Aytu BioScience, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-222994) filed by the Registrant with the Securities and Exchange Commission, as amended, declared effective on March 1, 2018, including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 1, 2018.

AYTU BIOSCIENCE, INC.

By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Joshua R. Disbrow	Chairman and Chief Executive Officer	March 1, 2018
	Joshua R. Disbrow	(Principal Executive Officer)

	/s/ David A. Green	Chief Financial Officer	March 1, 2018
	David A. Green	(Principal Financial and Accounting Officer)

	/s/ Michael Macaluso *	Director	March 1, 2018
Michael Macaluso

	/s/ Gary Cantrell *	Director	March 1, 2018
Gary V. Cantrell

	/s/ Carl C. Dockery *	Director	March 1, 2018
Carl C. Dockery

	/s/ John Donofrio, Jr. *	Director	March 1, 2018
John A. Donofrio, Jr.

* By:	/s/ Joshua R. Disbrow
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Sichenzia Ross Ference Kesner LLP

23.1	Consent of EKS&H LLLP

23.2	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-222994)